            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

------------------------------------------------------       ------------------------------------------------------
                                                                                         GIVE THE EMPLOYER
                            GIVE THE SOCIAL SECURITY                                     IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:   NUMBER OF--                      FOR THIS TYPE OF ACCOUNT:   NUMBER OF--
------------------------------------------------------       ------------------------------------------------------
1. An individual's account  The individual                   8. Sole proprietorship      The owner (4)
                                                                account

2. Two or more individuals  The actual owner of the          9. A valid trust, estate,   The legal entity (Do not
                            account or, if combined          or pension trust            furnish the identifying
                            funds, the first                                             number of the personal
                            individual on the                                            representative or trustee
                            account (1)                                                  unless the legal entity
                                                                                         itself is not designated
                                                                                         in the account title.) (5)

3. Husband and wife (joint  The actual owner of the
   account)                 account or, if joint
                            funds, either person (1)

4. Custodian account of a   The minor (2)                    10. Corporate Account       The corporation
   minor (Uniform Gift to
   Minors Act)

5. Adult and minor (joint   The adult or, if the minor
   account)                 is the only contributor,
                            the minor (1)

6. Account in the name of   The ward, minor, or              11. Religious, charitable,  The organization
    guardian or committee   incompetent person (3)           or educational
    for a designated ward,                                       organization account
    minor or incompetent
    person

7. a. The usual revocable   The grantor trustee (1)          12. Partnership account     The partnership
    savings trust account                                    held in the name of the
    (grantor is also                                             business
    trustee)

b. So-called trust account  The actual owner (1)             13. Association, club, or   The organization
    that is not a legal or                                       other tax exempt
    valid trust under                                            organization
    State law

                                                             14. A broker or registered  The broker or nominee
                                                                 nominee

                                                             15. Account with the        The public entity
                                                                 Department of
                                                                 Agriculture in the
                                                                 name of a public
                                                                 entity (such as a
                                                                 State or local
                                                                 government, school
                                                                 district, or prison)
                                                                 that receives
                                                                 agricultural program
                                                                 payments
------------------------------------------------------       ------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner. The name of the business or the "doing business as" name may also be entered. Either the social security number or the employer identification number may be used.

(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

    If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

    Payees specifically exempted from backup withholding on most payments (such as all dividend and interest payments and on broker transactions) include the following:

    - A corporation.

    - A financial institution.

    - An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan, or a custodial account under section 403(b)(7) of the Code.

    - The United States or any agency or instrumentality thereof.

    - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

    - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

    - An international organization or any agency, or instrumentality thereof.

    - An international organization or any agency, or instrumentality thereof.

    - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

    - A real estate investment trust.

    - A common trust fund operated by a bank under section 584(a) of the Code.

    - An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1) of the Code.

    - An entity registered at all times under the Investment Company Act of 1940.

    - A foreign central bank of issue.

    Payments of dividends and patronage dividends generally exempt from backup withholding include the following:

    - Payments to nonresident aliens subject to withholding under section 1441 of the Code.

    - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

    - Payments of patronage dividends where the amount received is not paid in money.

    - Payments made by certain foreign organizations.

    - Payments made to a nominee.

    Payments of interest not generally subject to backup withholding include the following:

    - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

    - Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).

    - Payments described in section 6049(b)(5) of the Code to nonresident aliens.

    - Payments on tax-free covenant bonds under section 1451.

    - Payments made by certain foreign organizations.

    - Payments made to a nominee.

    - Mortgage and student loan interest paid to you.

    EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE THE SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. Complete the substitute Form W-9 as follows: ENTER YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ACROSS THE FACE OF THE FORM, SIGN, DATE, AND RETURN THE FORM TO THE PAYER.

    Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the sections 6041, 6041A(a), 6045 and 6050A of the Code and the regulations thereunder.

    PRIVACY ACT NOTICE--Section 6109 requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30.5% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER--If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) MISUSE OF TAXPAYER IDENTIFICATION NUMBERS--If the payer discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.